EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-34922) of OnlineTrading.com Group, Inc. on Form S-4 of our report dated March 2, 1999 (March 25, 1999 as to Note 10) relating to the financial statements of onlinetradinginc.com corp. for the year ended January 31, 1999, appearing in the joint proxy statement/prospectus, which is part of the Amendment No. 1 to Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such joint proxy statement/prospectus.

/s/ Ahearn, Jasco + Company, P.A.
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AHEARN, JASCO + COMPANY, P.A.

Pompano Beach, Florida
June 2, 2000